Exhibit 16.1

BEDINGER & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS

July 12, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: iTrackr Systems, Inc.

To Whom It May Concern:

We have read Item 4.02(b), on Form 8-K of iTrackr Systems, Inc. dated July 13, 2011 and are in agreement with the statements therein with respect to our firm.

Furthermore, we hereby consent to use in this Form 8-K of our report dated June 23, 2011, relating to the financial statements of RespondQ, LLC as of December 31, 2010 and 2009 and for the year ended December 31, 2010 and from inception (November 19, 2009) until December 31, 2009.

We have no basis to agree or disagree with other statements of the registrant contained in the aforementioned Form 8-K.

We hereby consent to the filing of the letter as an exhibit to the foregoing report on Form 8-K.

Yours very truly, Bedinger & Company Certified Public Accountants

1200 CONCORD AVENUE, SUITE 250, CONCORD, CA 94520 · (925) 603-0800 · (925) 603-0804 FAX

Members Of The American Institute Of Certified Public Accountants,
The Center For Public Company Audit Firms,
And The California Society Of Certified Public Accountants,
Registered With The Public Company Accounting Oversight Board